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Attachment to Sub-Item 77O

                           10f-3 TRANSACTIONS SUMMARY

The following transactions were affected pursuant to Rule 10f-3 during the reporting period:

1. On January 5, 2005, Sentinel Capital Markets Income Fund purchased $50,000 of bonds issued by PNM Resources Inc., from J. P. Morgan Securities Inc., in an underwriting in which the syndicate members were Bank of America Securities LLC, J.P. Morgan Securities Inc., Morgan Stanley & Co., Citigroup Global Markets, Inc., and Wachovia Securities, Inc. The purchase was directed by Evergreen Investment Management Company ("EIMCO"), which is the subadviser to Sentinel Capital Markets Income Fund. EIMCO is an affiliate of Wachovia Securities, Inc. The purchase by Sentinel Capital Markets Income Fund amounted to 0.023% of the offering. The total amount of securities purchased in the offering by all accounts directed by EIMCO amounted to 1.790% of the offering.

2. On February 4, 2005, Sentinel High Yield Bond Fund purchased $1,075,000 of bonds issued by Select Medical Corporation, from Merrill Lynch, Pierce, Fenner & Smith Inc., in an underwriting in which the syndicate members were Merrill Lynch, Pierce, Fenner & Smith Inc., J.P. Morgan Securities Inc., Wachovia Securities, Inc., CIBC Capital Markets, and PNC Capital Markets, Inc. The purchase was directed by EIMCO, which was at the time the subadviser to Sentinel High Yield Bond Fund. EIMCO is an affiliate of Wachovia Securities, Inc. The purchase by Sentinel High Yield Bond Fund amounted to 0.162% of the offering. The total amount of securities purchased in the offering by all accounts directed by EIMCO amounted to 3.03% of the offering.

3. On April 27, 2005, Sentinel High Yield Bond Fund purchased $1,000,000 of bonds issued by Hawaiian Telecom Communications, Inc., from Goldman Sachs & Co., in an underwriting in which the syndicate members were Goldman Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, Inc., ABN AMRO, Inc., and Wachovia Securities, Inc. The purchase was directed by EIMCO, which was at the time the subadviser to Sentinel High Yield Bond Fund. EIMCO is an affiliate of Wachovia Securities, Inc. The purchase by Sentinel High Yield Bond Fund amounted to 0.182% of the offering. The total amount of securities purchased in the offering by all accounts directed by EIMCO amounted to 3.82% of the offering.



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4. On June 1, 2005, Sentinel High Yield Bond Fund purchased $715,750, and
Sentinel Capital Markets Income Fund purchased $127,813, in each case of bonds issued by Station Casinos, Inc., from Bank of America Securities LLC, in an underwriting in which the syndicate members were Bank of America Securities LLC, J.P. Morgan Securities Inc., Deutsche Bank Securities, Wells Fargo Securities, and Wachovia Securities, Inc. The purchase was directed by EIMCO, which was at the time the subadviser to Sentinel High Yield Bond Fund, and is the subadviser to Sentinel Capital Markets Income Fund. EIMCO is an affiliate of Wachovia Securities, Inc. The purchase by Sentinel High Yield Bond Fund amounted to 0.350% of the offering. The purchase by Sentinel Capital Markets Income Fund amounted to 0.063% of the offering. The total amount of securities purchased in the offering by all accounts directed by EIMCO amounted to 7.5% of the offering.

5. On June 16, 2005, Sentinel High Yield Bond Fund purchased $575,000, and Sentinel Capital Markets Income Fund purchased $100,000, in each case of bonds issued by Celestica, Inc., from Bank of America Securities LLC, in an underwriting in which the syndicate members were Bank of America Securities LLC, Deutsche Bank Securities, Citigroup Global Markets, Inc., CIBC World Markets Corp., and Wachovia Securities, Inc. The purchase was directed by EIMCO, which was at the time the subadviser to Sentinel High Yield Bond Fund, and is the subadviser to Sentinel Capital Markets Income Fund. EIMCO is an affiliate of Wachovia Securities, Inc. The purchase by Sentinel High Yield Bond Fund amounted to 0.230% of the offering. The purchase by Sentinel Capital Markets Income Fund amounted to 0.040% of the offering. The total amount of securities purchased in the offering by all accounts directed by EIMCO amounted to 5.0% of the offering.